UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 25, 2019
________________________________________________________________________
CURO GROUP HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
________________________________________________________________________

Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3527 North Ridge Road, Wichita, Kansas		67205
(Address of Principal Executive Offices)		(Zip Code)

(316) 722-3801
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
________________________________________________________________________
Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2of the Securities Exchange Act of 1934(§240.12b-2of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 - Other Events

On February 25, 2019, CURO Group Holdings Corp. (NYSE: CURO) (“CURO” or the “Company”), a market leader in providing short-term credit to underbanked consumers, announced that the proposed Scheme of Arrangement (“SOA”) related to Curo Transatlantic Limited ("CTL"), as previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on January 31, 2019, will not be implemented. In connection with the proposed SOA, the Company previously reported $57.4 million in total U.K. redress and related settlement proposal charges in the fourth quarter of 2018, comprised of (i) $22.5 million of non-cash goodwill impairment charges, (ii) $4.6 million of fourth quarter redress claims and related costs, (iii) a $23.6 million fund to settle historical redress claims and (iv) $6.7 million of advisory and other costs that the Company anticipated would be required to execute the SOA. The Company will not fund or recognize the $23.6 million to settle historical redress claims, nor will it incur the $6.7 million anticipated advisory and other costs that were expected to be required to execute the SOA. However, the Company does anticipate additional non-cash asset impairment charges in the fourth quarter of 2018 of approximately $5.1 million instead of the aforementioned cash costs.
The Company also announced that effective February 25, 2019, in accordance with the provisions of the U.K. Insolvency Act 1986 and pursuant to a resolution of the boards of directors of the Company’s U.K. subsidiaries, CTL and SRC Transatlantic Limited (collectively with CTL, “the U.K. Subsidiaries”), insolvency practitioners from KPMG were appointed as administrators (“Administrators”) in respect of both of the U.K. Subsidiaries.
The effect of the U.K. Subsidiaries’ entry into administration was to place the management, affairs, business and property of the U.K. Subsidiaries under the direct control of the Administrators. Accordingly, the Company will deconsolidate the U.K. Subsidiaries as of February 25, 2019 and will present the U.K. Subsidiaries as Discontinued Operations in the first quarter of 2019.
Upon deconsolidation of the U.K. Subsidiaries, the Company will recognize an additional non-cash loss in the first quarter of 2019 as remaining assets, liabilities and other comprehensive income are eliminated.
In connection with the aforementioned proceedings, the U.K. Subsidiaries (acting by the Administrators) entered into an agreement with a third-party buyer to immediately sell the U.K. Subsidiaries’ business and certain assets to the third-party buyer. Pursuant to the terms of this transaction, all of CTL’s employees will transfer automatically to the buyer.
On January 31, 2019, the Company announced its financial results for the year ended December 31, 2018. As a result of not implementing the SOA and placing the U.K. Subsidiaries into administration, the initial expenses reported in the fourth quarter of 2018 will be revised. However, the reported non-GAAP measures including Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share will not change. In our previously disclosed full-year 2019 adjusted earnings guidance, the U.K. Subsidiaries accounted for approximately $68.0 million of revenue and $10.0 million of Adjusted EBITDA, which equates to approximately $0.15 of Adjusted Diluted Earnings per Share. The Company plans to file a report on Form 8-K summarizing these changes no later than Friday, March 1, 2019.
The financial metrics presented and discussed herein are on a preliminary and unaudited basis; final audited data will be included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2018.

About CURO

CURO Group Holdings Corp. (NYSE: CURO), operating in the United States and Canada and powered by its fully integrated technology platform, is a market leader by revenues in providing short-term credit to underbanked consumers. In 1997, the Company was founded in Riverside, California by three Wichita, Kansas childhood friends to meet the growing consumer need for short-term loans. Their success led to opening stores across the U.S. and expanding to offer online loans and financial services across two countries. Today, CURO combines its market expertise with a fully integrated technology platform, omni-channel approach and advanced credit decisioning to provide an array of short-term credit products across all mediums. CURO operates under a number of brands including Speedy Cash, Rapid Cash, Cash Money, LendDirect, Avío Credit, and Opt+. With over 20 years of operating experience, CURO provides financial freedom to the underbanked.

Forward-Looking Statements

This current report contains forward-looking statements. These forward-looking statements include statements related to our expectations regarding the administration proceedings in the United Kingdom and the potential sale of assets of the U.K. Subsidiaries, the proposed timing of these matters and the impact of these matters on our business. In addition, words such as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. Our ability to achieve these forward-looking statements is based on certain assumptions and judgments, including decisions made by the U.K. Subsidiaries’ administrator and regulatory authorities in the United Kingdom, our ability to execute on our business strategy and our ability to accurately predict our future financial results. These assumptions and judgments may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There are important factors both within and outside of our control that could cause our actual results to differ materially from those in the forward-looking statements. These factors include actions of the U.K. Subsidiaries’ administrator and/or regulators and the negative impact of those actions on our business; errors in our internal forecasts; our level of indebtedness; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations; ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties would could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure or third parties who provide products, services or support to us; disruption to our relationships with banks and other third-part electronic payment solutions providers; disruption caused by employee or third-party theft and errors as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

Reconciliation of U.K. Segment Operating Income to EBITDA and Adjusted EBITDA, non-GAAP measures (1) as included in our 2019 Guidance Provided on January 31, 2019 (unaudited)

Fiscal 2019 Outlook
Year Ending December 31, 2019
(in thousands, unaudited)	U.K. Segment Only
Segment operating income	$8,800
Provision for income taxes	—
Interest expense	—
Depreciation and amortization	200
EBITDA	9,000
U.K. redress and related costs in 2019 guidance (2)	1,000
Segment Adjusted EBITDA	$10,000
(1) See a description of Non-GAAP Financial Measures at the end of this release for more information.
(2) Estimate of 2019 redress and related costs included in original guidance based upon an assumed successful completion of the SOA .

Non-GAAP Financial Measures
In addition to the financial information prepared in conformity with U.S. GAAP, we provide certain “non-GAAP financial measures,” including:

•
Adjusted Earnings Per Share and the Adjusted Earnings Measures (net income plus or minus gain (loss) on extinguishment of debt, restructuring and other costs, goodwill and intangible asset impairments, transaction-related costs, share-based compensation, intangible asset amortization and cumulative tax effect of adjustments, on a total and per share basis);

•	EBITDA (earnings before interest, income taxes, depreciation and amortization);

•	Adjusted EBITDA (EBITDA plus or minus certain non-cash and other adjusting items); and

We believe that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of the Company's operations. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of the business that, when viewed with the Company's U.S. GAAP results, provide a more complete understanding of factors and trends affecting the business.
We believe that investors regularly rely on non-GAAP financial measures, such as Adjusted Earnings per Share, EBITDA and Adjusted EBITDA, to assess operating performance and that such measures may highlight trends in the business that may not otherwise be apparent when relying on financial measures calculated in accordance with U.S. GAAP. In addition, we believe that the adjustments shown above are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of each of these income or expense items. In addition, we believe that Adjusted Earnings per Share, EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of public companies in our industry, many of which present Adjusted Earnings per Share, EBITDA and/or Adjusted EBITDA when reporting their results.
We provide non-GAAP financial information for informational purposes and to enhance understanding of the U.S. GAAP consolidated financial statements. Adjusted Earnings per Share, EBITDA, and Adjusted EBITDA should not be considered as alternatives to income from continuing operations, segment operating income, or any other performance measure derived in accordance with U.S. GAAP, or as an alternative to cash flows from operating activities or any other liquidity measure derived in accordance with U.S. GAAP. Readers should consider the information in addition to, but not instead of or superior to, the financial statements prepared in accordance with U.S. GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Description and Reconciliations of Non-GAAP Financial Measures
Adjusted Earnings per Share, EBITDA and Adjusted EBITDA Measures have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our income or cash flows as reported under U.S. GAAP. Some of these limitations are:

•	they do not include cash expenditures or future requirements for capital expenditures or contractual commitments;

•	they do not include changes in, or cash requirements for, working capital needs;

•	they do not include the interest expense, or the cash requirements necessary to service interest or principal payments on debt;

•	depreciation and amortization are non-cash expense items reported in the statements of cash flows; and

•	other companies in our industry may calculate these measures differently, limiting their usefulness as comparative measures.

We evaluate stores based on revenue per store, provision for losses at each store and store-level EBITDA, with consideration given to the length of time a store has been open and its geographic location. We monitor newer stores for their progress to profitability and their rate of revenue growth.
We believe Adjusted Earnings per Share, EBITDA and Adjusted EBITDA are used by investors to analyze operating performance and to evaluate our ability to incur and service debt and the capacity for making capital expenditures. Adjusted EBITDA is also useful to investors to help assess our estimated enterprise value. The computation of Adjusted EBITDA as presented in this release may differ from the computation of similarly-titled measures provided by other companies.
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 25th day of February, 2019.

CURO Group Holdings Corp.
By: /s/ Roger Dean______
Roger Dean
Executive Vice President and Chief Financial Officer